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                           EXHIBIT 21.1 - SUBSIDIARIES



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
                                                                         Jurisdiction of              Percentage
                   Name                                                   Organization                 Ownership
                   ----                                                   ------------                 ---------
Capital Senior Living Properties, Inc.                                        Texas                      100%
Capital Senior Development, Inc.                                              Texas                      100%
Capital Senior Living, Inc.                                                   Texas                      100%
Capital Senior Management 1, Inc.                                             Texas                      100%
Capital Senior Management 2, Inc.                                             Texas                      100%
Quality Home Care, Inc.                                                       Indiana                    100%
Capital Senior Living Properties 2, Inc.                                      Texas                      100%
Capital Senior Living Properties 2 - NHPCT, Inc.                              Delaware                   100%
Capital Senior Living Properties 2 - Gramercy, Inc.                           Delaware                   100%
HealthCare Properties, L.P.                                                   Delaware                    56%
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